EXHIBIT 10.3

December 24, 2009
FACSIMILE and FEDEX

General Steel Holdings, Inc.
Room 2315, Kuntai International Mansion Building,
Yi No. 12, Chaoyangmenwai Ave.
Chaoyang District, Beijing, China 100020

Gentlemen:

Reference is made to that certain (i) Warrant issued by General Steel Holdings, Inc. (the "Company") to the undersigned with an Issuance Date of December 13, 2007 (the "Existing Warrant") and (ii) Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the purchasers identified on the signature pages thereto pursuant to which the Company shall be issuing Common Stock and warrants for aggregate consideration of $25 million (the "New SPA").  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Existing Warrant.

In consideration of the premises and the agreements herein and for other consideration, the sufficiency of which is hereby acknowledged, the undersigned and the Company each hereby agree as follows:

1.           The undersigned hereby agrees that notwithstanding that whether or not the application of the antidilution provisions of Section 2(a)(iv) of the Existing Warrant to the transactions contemplated by the New SPA would result in a lower Exercise Price and a larger increase in the number of Warrant Shares, immediately after giving effect to the consummation of the transactions contemplated by the New SPA, the Exercise Price of the Existing Warrant shall be adjusted to equal $5.00 and the number of Warrant Shares issuable upon exercise of the Existing Warrant will be adjusted to equal the product of (i) the number of Warrant Shares issuable upon exercise of the Existing Warrant immediately prior to the execution of the New SPA and (ii) 3.3775.

2.           The undersigned hereby agrees that notwithstanding the provisions of the Existing Warrant, the undersigned shall not exercise the Existing Warrant (including the increase in the number of Warrant Shares contemplated in Section 1 above) during the period beginning on the date hereof and ending on the four month anniversary of the date hereof.

General Steel Holdings, Inc.
December 24, 2009

3.           Other than the adjustments to the Exercise Price and number of Warrant Shares set forth above solely in connection with the transactions contemplated by the New SPA and the agreement by the undersigned not to exercise the Warrants during the period specified in clause 2 above, no terms of the Existing Warrant shall be changed or modified by this letter agreement in any respect and all of the remaining terms of the Existing Warrant shall be continue to apply.

4.           The undersigned hereby undertakes to release 1,500,000 shares of Common Stock of the Company to Zuo Sheng Yu pursuant to the Amended and Restated Pledge Agreement dated as of September 18, 2008 by and among Zuo Sheng Yu and The Bank of New York Mellon, in its capacity as collateral agent.  The undersigned and the Company further agree to negotiate in good faith a mutually acceptable agreement that will result in the release of additional collateral shares such that the value of the collateral shares will represent at all time no less than twice the principal amount of notes of the Company held by the undersigned.

5.      This letter agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement.  In the event that any provision of this letter agreement is found to be void or invalid, then such provision shall be deemed to be severable from the remaining provisions of this letter agreement, and it shall not affect the validity of the remaining provisions, which provisions shall be given full effect as if the void or invalid provision had not been included herein.  The terms and provisions of this letter agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties.  This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).  The courts of the State of New York shall have exclusive jurisdiction to resolve any and all disputes that may arise under this letter agreement.  Any amendments or modifications hereto must be executed in writing by all parties. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement.

General Steel Holdings, Inc.
December 24, 2009

Very truly yours,

HUDSON BAY FUND LP

By: HUDSON BAY CAPITAL MANAGEMENT, L.P., its Investment Manager Partner

By:	/s/ Yoav Roth
Name: Yoav Roth Title: Principal and Portfolio Manager

Acknowledged and Agreed as of this
24th day of December, 2009

GENERAL STEEL HOLDINGS, INC.

By:	/s/ Zuosheng Yu
Name: Zuosheng Yu Title: Chairman & Chief Executive Officer

General Steel Holdings, Inc.
December 24, 2009

Very truly yours,

HUDSON BAY OVERSEAS FUND, LTD

By: HUDSON BAY CAPITAL MANAGEMENT, L.P., its Investment Manager Partner

By:	/s/ Yoav Roth
Name: Yoav Roth Title: Principal and Portfolio Manager

Acknowledged and Agreed as of this
24th day of December, 2009

GENERAL STEEL HOLDINGS, INC.

By:	/s/ Zuosheng Yu
Name: Zuosheng Yu Title: Chairman & Chief Executive Officer